EXHIBIT 99.3

                             Consent of Fiducia Ltd.

         The undersigned agrees that the Schedule 13D executed by Jacob Stolt-Nielsen to which this statement is attached as an exhibit is filed on behalf of Jacob Stolt-Nielsen, Ansbacher (Cayman) Limited, Ansbacher Bank and Trust Company (Cayman) Limited, Fiducia Ltd. and Stolt-Nielsen S.A. pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated:  January 6, 2005

                                         FIDUCIA LTD.



                                         By: /s/ John G. Wakely
                                             ---------------------------
                                             Name:   John G. Wakely
                                             Title:  Chairman